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                                                                       EXHIBIT 2

                                SECOND AMENDMENT
                      TO SENIOR SUBORDINATED LOAN DOCUMENTS

     This SECOND AMENDMENT TO SENIOR SUBORDINATED LOAN DOCUMENTS ("Second Amendment") is made and entered into as of December 6, 2001 between CLARION TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and its subsidiaries party hereto (the Company and its subsidiaries are referred to individually as a "Loan Party" and collectively as the "Loan Parties"), jointly and severally, as borrowers; and WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P., a Delaware limited partnership ("WBMCF"), Emilie D. Wierda Living Trust dated 3/1/94, William Beckman, Thomas Wallace, the Craig Wierda Grantor Retained Annuity Trust, dated January 31, 1994, and the Emilie Wierda Grantor Retained Annuity Trust, dated January 31, 1994, as the lenders.

                                    RECITALS

     A. Pursuant to that certain Senior Subordinated Loan Agreement dated as of July 21, 2000 (the "Original Loan Agreement") between the Loan Parties and WBMCF, WBMCF purchased a promissory note of the Loan Parties having a principal amount of $30,000,000, and the Company issued to WBMCF a warrant to purchase 2,847,797 shares of the Company's Common Stock, and provided certain registration rights with respect to such stock pursuant to the Registration Rights Agreement.

     B. On April 17, 2001, pursuant to the First Amendment (together with the Original Loan Agreement, the "Loan Agreement"), the parties thereto agreed to amend selected provisions of the Original Loan Agreement and Registration Rights Agreement and to make provision for the purchase of the First Amendment Senior Subordinated Notes of the Loan Parties by certain Lenders, having an aggregate principal amount of $3,000,000.

     C. On July 31, 2001, with the consent of WBMCF and Senior Lenders, the Emilie Wierda Grantor Retained Annuity Trust, dated January 31, 1994, advanced the principal amount of $1,300,000 to the Company, the terms of the such loan to be documented pursuant to that certain Second Amendment Senior Subordinated Secured Note dated as of July 31, 2001 (the "Advance Wierda Note").

     D. The aggregate amount of principal and accrued interest outstanding owed by the Loan Parties to Lenders pursuant to the Senior Subordinated Loan Documents as of the close of business on the date hereof is set forth on
Schedule 1 attached hereto.

     E. Prior to the date hereof, the Loan Parties defaulted on certain obligations to the Agent and Senior Lenders under a Credit Agreement by and among Agent, Co-Agent and the other Senior Lenders dated February 29, 2000, as amended by that certain First Amendment to Credit Agreement dated June 30, 2000, that certain Second Amendment to Credit Agreement dated July 21, 2000, and that certain Third Amendment to Credit Agreement dated April 17, 2001.

     F. In connection with such defaults, the Loan Parties and the Senior Lenders are entering into a Consent and Fourth Amendment to Credit Agreement of even date herewith (the "Fourth Amendment to Senior Loan Agreement"), pursuant to which Senior Lenders, among other things, are agreeing, subject to the terms thereof, to forego from charging the default


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interest rate, to defer principal payments until maturity of the loans, to amend certain financial covenants contained therein, and to waive existing defaults specifically enumerated therein.

     G. On the date hereof, the Loan Parties are in default under the Loan Agreement and have requested, and Lenders have agreed to waive such existing defaults.

     H. The Loan Parties have further requested, and Lenders have agreed, to amend selected provisions of the Loan Agreement and Registration Rights Agreement and to make provision for the purchase of the Second Amendment Senior Subordinated Secured Notes (including the Advance Wierda Note) of the Loan Parties by certain Lenders, having an aggregate principal amount of $3,400,000.

     I. In connection with the Second Amendment Senior Subordinated Secured Notes, the Company has agreed to issue warrants to purchase shares of the Company's Common Stock certain Lenders upon the terms and conditions as hereinafter set forth.

     J. In order to induce Lenders to waive the existing defaults and to purchase the Second Amendment Senior Subordinated Secured Notes, the Loan Parties have further agreed to secure payment of (1) the indebtedness evidenced by the Second Amendment Senior Subordinated Secured Notes, and (2) the Obligations evidenced by the Original Senior Subordinated Notes and the First Amendment Senior Subordinated Notes (as defined in the Loan Agreement) by a Security Agreement of even date herewith and by certain Mortgage Agreements of even date herewith in favor of WBMCF on behalf of itself and as agent for the other Lenders, subject to the terms and conditions of the Subordination Agreement among Lenders and Agent.

     K. Based upon the foregoing recitals, and without waiving any rights or remedies other than those expressly waived herein, each Lender is willing to amend the terms of the Senior Subordinated Loan Documents under the terms and conditions expressly set forth herein.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Incorporation of Recitals. The foregoing recitals are incorporated herein by reference and made a part of this Second Amendment.

     2. Definitions. All capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement.

     3. Defaults. The Loan Parties hereby acknowledge, confirm and agree that certain events have occurred and continue to occur as set forth on Schedule 2 hereto (collectively, the "Existing Defaults"), each of which presently constitutes an Event of Default or Potential Event of Default and, subject to the terms of the Intercreditor Agreement, entitles, or would entitle, Lender to exercise certain rights and remedies under the Loan Agreement.

     4. Waiver. In reliance upon the representations, warranties and covenants of the Loan Parties contained in this Agreement and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Lender hereby agrees to waive any and all Existing Defaults through the Deferred Interest Period. The Loan



                                      -2-
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Parties understand and agree that the waiver contained in this Section 4 relates only to the Existing Defaults, which occurred prior to and are existing and/or continuing as of, the date of this Second Amendment, and that said waiver shall not be construed as Lender's waiver of, or agreement to waive, any other Events of Default or Potential Events of Default arising hereafter under the Loan Agreement or any other Senior Subordinated Loan Document. Except as limited and/or modified by this Second Amendment and by the documents executed and delivered in connection herewith, the Loan Documents shall be deemed to be in full force and effect during the period of the Agreement, and all provisions of the Loan Agreement relating to the rights and remedies of Lender shall continue to be in effect until such time as all Obligations have been paid in full.

     5. Amendment of the Loan Agreement. Subject to the Loan Parties' performance of their obligations to Lender hereunder on the date hereof, the parties hereto agree to amend the terms of the Loan Agreement as follows:

          (a) The following definitions shall be added to Section 1.1 of the Loan Agreement in the proper alphabetical order:

               "'Mortgage Agreements' shall mean those certain Mortgage Agreements dated as of December 6, 2001 between WBMCF, on behalf of itself and as agent for the other Lenders, and Clarion-Drake Acquisition, Inc., Clarion Plastics Technologies Inc., and Clarion Real Estate, LLC respectively, as the same may be amended, supplemented, restated or otherwise modified from time to time."

               "'Second Amendment' shall mean that certain Second Amendment to Senior Subordinated Loan Documents dated as of December 6, 2001 between the Loan Parties, as borrowers, and WBMCF, the Craig Wierda Grantor Retained Annuity Trust, dated January 31, 1994, the Emilie Wierda Grantor Retained Annuity Trust, dated January 31, 1994, and William Beckman as lenders, as the same may be amended, supplemented, restated or otherwise modified from time to time."

               "'Second Amendment Closing Date' shall be deemed to mean the date of the Second Amendment if and when the conditions for effectiveness of the Second Amendment are satisfied as provided therein."

               "'Second Amendment Loans' shall have the meaning set forth in
          Section 2.1 hereof."

               "'Second Amendment Senior Subordinated Secured Notes' shall have the meaning set forth in Section 2.1 hereof."

               "'Second Amendment Warrants' shall mean the warrants issued by the Company to WBMCF, the Craig Wierda Grantor Retained Annuity Trust dated January 31, 1994, the Emilie Wierda Grantor Retained Annuity Trust dated January 31, 1994, and William Beckman in form and substance substantially identical to Exhibit D-3 attached hereto."

               "'Security Agreement' shall mean that certain Security Agreement dated as of December 6, 2001 between the Loan Parties and WBMCF on behalf of



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          itself and as agent on behalf of the other Lenders, as the same may be amended, supplemented, restated or otherwise modified from time to time."

          (b) The following definitions in Section 1.1 of the Loan Agreement shall be deleted in their entirety and replaced with the following:

               "'Lender' shall mean (1) with respect to the Original Loan, WBMCF and its Affiliates, participants, transferees, successors and assigns,
          (2) with respect to the First Amendment Loans, WBMCF, Emilie D. Wierda Living Trust dated 3/1/94, William Beckman and Thomas Wallace and their Affiliates, participants, transferees, successors and assigns, and (3) with respect to the Second Amendment Loans, WBMCF, the Craig Wierda Grantor Retained Annuity Trust, dated January 31, 1994, the Emilie Wierda Grantor Retained Annuity Trust, dated January 31, 1994, and William Beckman and their Affiliates, participants, transferees, successors and assigns."

               "'Loan' shall have the meaning set forth in Section 2.1(d) hereof."

               "'Principal' shall mean the unpaid principal amount of the Loan including, without limitation, the principal amount of the Original Loan (including, without limitation, the Deferred Interest Portion), the principal amount of the First Amendment Loans (including, without limitation, the amounts added to the principal thereof pursuant to
          Section 2.3(b)(ii) hereof), and the principal amount of the Second Amendment Loans (including, without limitation, the amounts added to the principal thereof pursuant to Section 2.3(b)(iii) hereof)."

               "'Senior Subordinated Loan Documents' shall mean this Agreement, the Senior Subordinated Note, the Intercreditor Agreement, the Warrant, the Registration Rights Agreement, the Junior Subordination Agreements, the Security Agreement, the Mortgage Agreements, and any and all other documents, agreements, certificates and instruments executed or delivered in connection herewith or therewith (including, without limitation, those referred to in Article 3 hereof), as any or all of the foregoing may be supplemented, amended or modified from time to time."

               "'Subordinated Indebtedness' shall mean (i) the Loan (including, without limitation, the Original Loan, the First Amendment Loan and the Second Amendment Loans), (ii) each of the Drake Notes, and (iii) any other unsecured Indebtedness of the Loan Parties which has subordination terms, covenants, pricing and other terms which have been approved in writing by Senior Lenders and Lender."

          (c) Section 2.1 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

               "2.1 Purchase and Sale of the Original Senior Subordinated Note, the First Amendment Senior Subordinated Notes, and the Second Amendment Senior Subordinated Secured Notes.

               (a) Subject to the terms hereof, on July 21, 2000, Lender shall



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               purchase from the Loan Parties for a purchase price of Thirty
               Million Dollars ($30,000,000) less the total amount allocated to the Original Warrant consistent with the terms thereof, and the Loan Parties shall issue and sell to Lender, a senior subordinated note (the "Original Senior Subordinated Note") evidencing a term loan in the principal amount of Thirty Million Dollars ($30,000,000) (the "Original Loan"). The Original Senior Subordinated Note shall be dated July 21, 2000, subject to the terms and conditions of this Agreement and in the form attached hereto as Exhibit C-1. The aggregate principal amount of the Original Senior Subordinated Note outstanding on the First Amendment Closing Date is Thirty Million Dollars ($30,000,000).

               (b) Subject to the terms hereof, on the First Amendment Closing Date, each Lender shall purchase from the Loan Parties, and the Loan Parties shall issue and sell to each Lender, a senior subordinated note (each, a "First Amendment Senior Subordinated Note" and, collectively, the "First Amendment Senior Subordinated Notes") evidencing a term loan (each, a "First Amendment Loan" and, collectively, the "First Amendment Loans") in the amount set forth opposite such Lender's name on Schedule 2.1(b) attached hereto for the purchase price equal to such amount set forth opposite such Lender's name on Schedule 2.1(b) attached hereto, less the total amount allocated to such Lender's First Amendment Warrant consistent with the terms thereof. The First Amendment Senior Subordinated Notes shall be dated as of April 20, 2001, subject to the terms and conditions of this Agreement and in the form attached hereto as Exhibit C-2.

               (c) Subject to the terms hereof, on the Second Amendment Closing Date, each Lender shall purchase from the Loan Parties, and the Loan Parties shall issue and sell to each Lender, a senior subordinated secured note (each, a "Second Amendment Senior Subordinated Secured Note" and, collectively, the "Second Amendment Senior Subordinated Secured Notes" evidencing a term loan (each, a "Second Amendment Loan" and, collectively, the "Second Amendment Loans") in the amount set forth opposite such Lender's name on Schedule 2.1(c) attached hereto for the purchase price equal to such amount set forth opposite such Lender's name on Schedule 2.1(c) attached hereto, less the total amount allocated to such Lender's Second Amendment Warrant consistent with the terms thereof. The Second Amendment Senior Subordinated Secured Notes shall each be dated as of December 6, 2001 (except for the Advance Wierda Note which shall be dated as of July 31,
               2001), subject to the terms and conditions of this Agreement and in the form attached hereto as Exhibit C-3.

               (d) The Original Senior Subordinated Note, the First Amendment Senior Subordinated Notes, and the Second Amendment Senior Subordinated Secured Notes are collectively referred to herein as the "Senior Subordinated Note" and the Original Loan, the First Amendment Loans, and the Second Amendment Loans are collectively referred to as the "Loan".



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          (d) Sections 2.3 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

               "(a) Interest.

                         (i) Until the Deferred Interest Portion of the Original
                    Loan is paid in full, the Principal of the Original Loan shall bear interest from January 1, 2001 until paid, computed on the basis of a 360-day year for the actual number of days elapsed, at a fixed annual rate of (1) 12.00% for the period commencing January 1, 2001 through March 31, 2001, and (2) 15.00% until the Deferred Interest Portion of the Original Loan is paid in full. After the Deferred Interest Portion of the Original Loan is paid in full, so long as no Event of Default has occurred and is continuing, the Principal of the Original Loan shall bear interest until paid, computed on the basis of a 360-day year for the actual number of days elapsed, at a fixed annual rate of 12.00%.

                         (ii) So long as no Event of Default has occurred and is
                    continuing, interest shall accrue from April 17, 2001 on the Principal of the First Amendment Loans from time to time outstanding until paid, computed on the basis of a 360-day year for the actual number of days elapsed, initially at a fixed annual rate of 12.00%."

                         (iii) So long as no Event of Default has occurred and
                    is continuing, interest shall accrue from the date hereof on the Principal of the Second Amendment Loans from time to time outstanding until paid, computed on the basis of a 360-day year for the actual number of days elapsed, initially at a fixed annual rate of 12.00%."

               "(b) Interest Payment or Accrual.

                         (i) During the Deferred Interest Period, accrued and
                    unpaid interest on the Principal of the Original Loan shall be added to the aggregate principal amount of the Original Loan as of the close of business on each Quarterly Payment Date (the "Deferred Interest Portion") commencing with the Quarterly Payment Date on March 31, 2001. At the expiration of the Deferred Interest Period, the entire Deferred Interest Portion shall be payable upon demand. Thereafter, accrued interest shall be due and payable quarterly in arrears on each Quarterly Payment Date. In addition, all accrued and unpaid interest shall be paid upon the payment in full of the Principal of the Original Loan and, if payment in full is not made when due, thereafter on demand. For illustration purposes only, an interest calculation reflecting the application of this Section 2.3(b)(i) to the Original Loan is set forth on Schedule 2.3(b)(i) attached hereto.



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                         (ii) During the Deferred Interest Period, accrued
                    interest on the Principal of the First Amendment Loans shall be added to the Principal of the First Amendment Loans as of the close of business on the Quarterly Payment Date. Thereafter, accrued interest shall be due and payable in arrears on each Quarterly Payment Date. The Principal amount of the First Amendment Loans, including all amounts added thereto pursuant to this Section 2.3(b)(ii), shall be payable in accordance with Section 2.2 hereof. In addition, all accrued and unpaid interest shall be paid upon the payment in full of the Principal of the First Amendment Loan and, if payment in full is not made when due, thereafter on demand. For illustration purposes only, an interest calculation reflecting the application of this Section 2.3(b)(ii) to the First Amendment Loans is set forth on
                    Schedule 2.3(b)(ii) attached hereto.

                         (iii) During the Deferred Interest Period, accrued
                    interest on the Principal of the Second Amendment Loans shall be added to the Principal of the Second Amendment Loans as of the close of business on the Quarterly Payment Date. Thereafter, accrued interest shall be due and payable in arrears on each Quarterly Payment Date. The Principal amount of the Second Amendment Loans, including all amounts added thereto pursuant to this Section 2.3(b)(iii), shall be payable on June 30, 2004. In addition, all accrued and unpaid interest shall be paid upon the payment in full of the Principal of the Second Amendment Loan and, if payment in full is not made when due, thereafter on demand. For illustration purposes only, an interest calculation reflecting the application of this Section 2.3(b)(iii) to the Second Amendment Loans is set forth on Schedule 2.3(b)(iii) attached hereto.

               "(c) Default Interest Rate.

                         (i) After the occurrence and during the continuance of
                    any Event of Default occurring after the date that the Deferred Interest Portion is paid in full, all Obligations with respect to the Original Loan shall bear interest from the date of the occurrence of such Event of Default, payable on demand, at a fixed annual rate of 15.00%.

                         (ii) After the occurrence and during the continuance of
                    any Event of Default, all Obligations with respect to the First Amendment Loans shall bear interest from the date of the occurrence of such Event of Default, payable on demand, at a fixed annual rate of 15.00%.

                         (iii) After the occurrence and during the continuance
                    of any Event of Default, all Obligations with respect to the Second Amendment Loans shall bear interest from the date of



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                    the occurrence of such Event of Default, payable on demand, at a fixed annual rate of 15.00%.

               (e) Section 5.13 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

                    "5.13 Use of Proceeds.

                    (a) The Loan Parties shall use the proceeds of the Original Loan solely to (i) repay in full any and all amounts due from the Loan Parties to Senior Lenders on the date hereof under Term Note B (as defined in the Senior Loan Agreement (as in effect on July 21, 2000)), (ii) reduce to zero dollars any and all amounts due from the Loan Parties to Senior Lenders on the date hereof under the Revolving Notes (as defined in the Senior Loan Agreement (as in effect on July 21, 2000)) (iii) to prepay up to Three Million Dollars ($3,000,000) of the Drake Note in the original principal amount of Five Million Dollars ($5,000,000), (iv) to pay the cash portion of the purchase price for the Small Parts Acquisition, and (v) to pay the fees and expenses arising in connection with the Senior Subordinated Loan Transactions or the Senior Subordinated Loan Documents (it being understood that, any and all proceeds hereunder in excess of the amounts referred to in clauses (i) - (v) of this Section
                    5.13 shall be kept on hand for general working capital purposes and other purposes permitted by the terms hereof).

                    (b) The Loan Parties shall use the proceeds of the First Amendment Loans solely to reduce any amounts due from the Loan Parties to Senior Lenders on the First Amendment Closing Date under the Revolving Notes (as defined in the Senior Loan Agreement (as in effect on the First Amendment Closing Date))."

                    (c) The Loan Parties shall use the proceeds of the Second Amendment Loans solely to reduce any amounts due from the Loan Parties to Senior Lenders on the Second Amendment Closing Date under the Revolving Notes (as defined in the Senior Loan Agreement (as in effect on the Second Amendment Closing Date)).

               (f) Section 7.1(d) and 7.1(f) shall be deleted in their entirety and replaced with the following:

                    "(d) any representation or warranty made in this Agreement, the Security Agreement, or the Mortgage Agreements (as the same shall be modified from time to time (including, without limitation, the First Amendment and the Second Amendment)) by the Loan Parties, or in any certificate or financial statement furnished by the Loan Parties pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished;"

                    "(f) the Loan Parties shall default in the performance of or compliance with any other covenant, condition or provision of (1) the First



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               Amendment and the Second Amendment or (2) this Agreement or any other Senior Subordinated Loan Document to which it is a party (and not constituting an Event of Default under the First Amendment and the Second Amendment or any of the other subsections of this Section 7.1) and such default shall not be remedied for a period of fifteen (15) days after notice thereof;"

               (g) Section 8.5 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

                    "8.5 Reimbursement of Expenses; Taxes. The Loan Parties
               agree upon demand to pay or reimburse each Lender whose Principal outstanding under the Senior Subordinated Notes is equal to or exceeds Five Million Dollars ($5,000,000) for all of their reasonable out-of-pocket expenses, including, without limitation, all travel expenses and all reasonable legal, consulting, accounting and independent analyst, audit, and appraisal fees and expenses, from time to time (a) arising in connection with the preparation of the Senior Subordinated Loan Documents or the Senior Subordinated Loan Transactions; (b) relating to any amendments, waivers or consents pursuant to the provisions hereof or thereof; (c) incurred by Lender or its designees in the performance of their duties as directors of the Loan Parties, if applicable, and (d) arising in connection with the enforcement of the Senior Subordinated Loan Documents, collection of the Obligations or actions for declaratory relief in any way related thereto or the protection or preservation of any rights of Lender hereunder. The Loan Parties also agree to pay and save Lender harmless from all liability for any stamp or other similar documentary or recording taxes which may be payable in connection with this Agreement and the other Senior Subordinated Loan Documents or the performance of any transactions contemplated hereby or thereby."

               (h) A new Section 8.19 shall be added to the Loan Agreement:

                    "8.19 Senior Subordinated Notes; Agency. Each Senior
               Subordinated Note shall be pari passu with each other Senior Subordinated Note. The net proceeds received by any Lender of any Senior Subordinated Note shall be allocated among, and paid to, each such Lender prorata in accordance with such Lender's share of the total Obligations owed to all such Lenders at the time of each such receipt. Each such Lender shall be responsible for, and promptly pay, its prorata share of all unreimbursed fees and costs hereafter incurred in attempting to enforce the common provisions of any Senior Subordinated Note and the provisions of the Loan Agreement and the other Senior Subordinated Loan Documents. WBMCF shall act on behalf of itself and as agent for the other Lenders with respect to the Security Agreement and the Mortgage Agreements. None of WBMCF nor any of its partners or their respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by any of them under, or in connection with, WBMCF's agency, except to the extent of such released party's gross negligence or willful misconduct. The other Lenders shall indemnify WBMCF and its partners and their respective directors, officers, employees and agents, prorata, from and against any and all liabilities, costs and expenses (including reasonable attorneys' fees) that an indemnified party incurs under, or in connection with, WBMCF's agency, except to the extent of such indemnified party's gross negligence or willful misconduct."

               (i) Schedule 2.1 (Allocation of First Amendment Senior Subordinated Notes) attached hereto shall be deleted in its entirety and a new Schedule 2.1(b) (Allocations of First Amendment Senior Subordinated Notes) and Schedule 2.1(c) (Allocations of Second Amendment Senior Subordinated Secured Notes) attached hereto shall be substituted therefor.

               (j) Schedule 2.3(e)(iii) (Deferred Interest Calculation for Second Amendment Loans) attached hereto shall be added to the Loan Agreement.

               (k) Schedule 2.5 (Payments) shall be deleted in its entirety and a new Schedule 2.5 attached hereto shall be substituted therefor.

               (l) Schedule 4.3 (Capitalization) shall be deleted in its entirety and a new Schedule 4.3 attached hereto shall be substituted therefor.

               (m) Schedule 4.6 (Solvency) shall be added to the Loan Agreement.

               (n) Schedule 4.10 (Subsidiaries) shall be deleted in its entirety and a new Schedule 4.10 attached hereto shall be substituted therefor.

               (o) Schedule 4.12 (Absence of Undisclosed Liabilities) shall be added to the Loan Agreement.

               (p) Schedule 4.14 (Tax Matters) shall be added to the Loan Agreement.

               (q) Schedule 4.15 (Contracts) shall be added to the Loan
          Agreement.

               (r) Schedule 4.16 (Absence of Changes) shall be deleted in its entirety and a new Schedule 4.16 attached hereto shall be substituted therefor.

               (s) Schedule 4.21 (Affiliate Transactions) shall be deleted in its entirety and a new Schedule 4.21 attached hereto shall be substituted therefor.

               (t) Schedule 6.1 (Certain Indebtedness) shall be deleted in its entirety and a new Schedule 6.1 attached hereto shall be substituted therefor.

               (u) Schedule 6.3 (Contingent Liabilities) shall be added to the Loan Agreement.

               (v) Schedule 6.7 (Contemplated Investments) shall be deleted in its entirety and a new Schedule 6.7 attached hereto shall be substituted therefor.

               (w) Schedule 6.10 (Transactions with Affiliates) shall be deleted in its entirety and a new Schedule 6.10 attached hereto shall be substituted therefor.

               (x) Schedule 7.1 (Certain Executive Officers) shall be deleted in its entirety and a new Schedule 7.1 attached hereto shall be substituted therefor.



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

     6. Amendment of the Registration Rights Agreement. Subject to the Loan Parties' performance of their obligations to Lender hereunder on the date hereof, the parties hereto agree to amend the terms of the Registration Rights Agreement as follows:

          (a) The Recitals to the Registration Rights Agreement shall be deleted in their entirety and replaced with the following recitals:

               "A. On July 21, 2000, the Company entered into this Agreement pursuant to that certain Senior Subordinated Loan Agreement dated as of July 21, 2000 among the Company, its subsidiaries made a party thereto and WBMCF (the "Original Loan Agreement). In connection with the Original Loan Agreement, the Company agreed, upon the terms and subject to the conditions contained therein, to issue and sell to WBMCF a warrant (the "Original Warrant") entitling the holder thereof to purchase the number of shares (the "Original Warrant Shares") of common stock, $0.001 par value, of the Company (the "Common Stock"), as set forth therein. To induce WBMCF to execute and deliver the Original Loan Agreement, the Company agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

               B. In connection with the waiver of certain defaults under the Original Loan Agreement and the Senior Loan Agreement (as defined in the Original Loan Agreement), the Loan Parties requested, and WBMCF agreed, to amend the Original Loan Agreement (the "First Amendment Loan Agreement") and, made provision for the purchase of additional senior subordinated notes of the Loan Parties by WBMCF and the additional lenders set forth in Schedule 2.1(b) of the Loan Agreement, (as hereinafter defined) (the "First Amendment Lenders"), having an aggregate principal amount of $3,000,000 (the "First Amendment Senior Subordinated Notes").

               C. Concurrent with the First Amendment Loan Agreement, the Company agreed to issue and sell to First Amendment Lenders warrants (the "First Amendment Warrants" entitling the holders thereof to purchase the number of shares (the "First Amendment Warrant Shares" of Common Stock as set forth therein. In addition, to induce First Amendment Lenders to execute and deliver the First Amendment Loan Agreement, the Company agreed to amend the Registration Rights Agreement to extend certain registration rights under the Securities Act and applicable state securities laws to the First Amendment Warrant Shares, all upon the terms and conditions set forth herein."

               D. The Loan Parties have further requested, and Lender has further agreed, to amend the Original Loan Agreement and the First Amendment Loan Agreement (the "Second Amendment Loan Agreement" and, together with the Original Loan Agreement and the First Amendment Loan Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in compliance with the terms thereof, the "Loan Agreement") and to make provision for the purchase of additional senior subordinated notes of the Loan Parties by WBMCF and the additional lenders as set forth in Schedule 2.1(c) of the Loan Agreement (the "Second Amendment Lenders"), having an aggregate principal amount of $3,400,000 (the "Second Amendment Senior Subordinated Secured Notes").

               E. Concurrent with the Second Amendment Loan Agreement, the Company has agreed to issue and sell to Second Amendment Lenders warrants (the "Second Amendment Warrants" and, together with the Original Warrant and the First Amendment Warrants, the "Warrant") entitling the holders thereof to purchase the number of shares (the "Second Amendment Warrant Shares" and, together with the Original Warrant Shares and the First Amendment Warrant Shares, the "Warrant Shares"), of Common Stock as set forth therein. In addition, to induce Second Amendment Lenders to execute and deliver the Second Amendment Loan Agreement, the Company has agreed to amend the Registration Rights Agreement to extend certain registration rights under the Securities Act and applicable state securities laws to the Second Amendment Warrant Shares, all upon the terms and conditions set forth herein."

          (b) The definitions of "Holder" and "Registrable Securities" in
     Section 1.1 of the Registration Rights Agreement shall be deleted in their entirety and replaced with the following:

               "(b) The term "Holder" means WBMCF, Emilie D. Wierda Living Trust dated 3/1/94, William Beckman, Thomas Wallace, the Craig Wierda Grantor Retained Annuity Trust, dated January 31, 1994, and the Emilie Wierda Grantor Retained Annuity Trust, dated January 31, 1994 and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Article IX hereof."

               "(c) The term "Registrable Securities" means the Warrant Shares issued or issuable with respect to the Warrant (without regard to any limitations on conversion or exercise of any Warrant) and any shares of capital stock or other securities issued or issuable, from time to time (with any adjustments), on or in exchange for or otherwise with respect to the Common Stock or any other Registrable Securities."

     7. Second Amendment Conditions. The Second Amendment and the obligations of Lender contemplated hereby shall be governed by and subject to the following terms and conditions:

          (a) receipt of this Second Amendment to Senior Subordinated Loan Documents, duly executed by the Loan Parties;

          (b) receipt of the applicable Second Amendment Senior Subordinated Secured Notes and the Second Amendment Warrants, in each case duly executed by the Loan Parties;

          (c) receipt of the Security Agreement and the Mortgage Agreements duly executed by the Loan Parties;

          (d) receipt of the amendment to Intercreditor Agreement, duly executed by Senior Lenders;

          (e) receipt of the written opinion of Varnum, Riddering, Schmidt & Howlett LLP, counsel to the Loan Parties, dated as of the date hereof, in form and substance satisfactory to Lender;

          (f) receipt of certified copies of all documents evidencing corporate action taken by each Loan Party with respect to the consummation of the transactions contemplated by this Second Amendment, including but not limited to, resolutions of the Board of Directors of each Loan Party authorizing the execution, delivery and performance by such Loan Party of this Second Amendment, the Second Amendment Senior Subordinated Secured Notes, and the Second Amendment Warrants;

          (g) receipt of a certificate of each Loan Party, signed by its chief executive officer or president, to the effect that: (i) all of the representations and warranties of such party contained in this Second Amendment are true and correct as of the date hereof; (ii) such party has complied with and performed all of the terms, covenants and agreements contained in the Senior Subordinated Loan Documents which are to be complied with or performed by such party on or before the date hereof;
     (iii) no Event of Default or Potential Event of Default has occurred and is continuing; and (iv) no changes to the certificate of incorporation or certification of designation or By-Laws (or equivalent corporate governance documents) of any Loan Party have been made since April 21, 2001, except for the certificate of designations of the Company dated July 3, 2001;

          (h) receipt of the Fourth Amendment to Senior Loan Agreement and any and all other documents, agreements, certificates and instruments executed or delivered in connection therewith, certified by the Loan Parties' secretary to be true and correct and in full force and effect (collectively, together with the Fourth Amendment to Senior Loan Agreement, the "Amended Senior Loan Documents") each in form and substance satisfactory to Lender in their sole discretion;

          (i) receipt of the execution and delivery or obtainment of such other instruments, documents, agreements, certificates, instruments, consents, waivers, opinions and information as Lender may reasonably request;

          (j) payment of all legal fees and expenses of counsel to WBMCF related to the process of amending the Original Loan Agreement (including all such fees and expenses relating to the First Amendment and this Second Amendment).

The Company shall provide the documents specified in (a) - (i) in a form reasonably acceptable to Lender.

     8. Representations and Warranties of the Loan Parties. As a further inducement for WBMCF to consent to the transactions contemplated by this Agreement, the Loan Parties hereby represent and warrant to Lender that:

          (a) The Loan Parties have the requisite power and authority to execute, deliver and carry out this Agreement and the transactions contemplated hereby.

          (b) The execution and delivery of this Agreement, the Fourth Amendment to Senior Loan Agreement and the consummation by the Loan Parties of the transactions contemplated hereby or thereby has been duly authorized by all necessary action and other consents, approvals and the like required on the part of the Loan Parties.

          (c) Neither the execution and delivery by the Loan Parties of this Second Amendment or the Amended Senior Loan Documents nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Loan Parties with the terms, conditions and provisions hereof or thereof, shall:

               (i) conflict with or result in a breach of the terms, conditions or provisions of;

               (ii) constitute a default under;

               (iii) result in the creation of any lien, security interest, charge or encumbrance upon its capital stock or assets pursuant to (except those arising pursuant to the Security Agreement or the Mortgage Agreements);

               (iv) give any third party the right to accelerate any obligation under;

               (v) result in a violation of; or

               (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to;

     the certificate or articles of incorporation or by-laws of the Loan Parties or any law, statute, rule or regulation to which the Loan Parties are subject, or any agreement, instrument, order, judgment or decree to which the Loan Parties are subject.

          (d) This Second Amendment and the Amended Senior Loan Documents have been duly and validly executed and delivered by the Loan Parties and constitute legal, valid and binding obligations, and all such obligations of the Loan Parties are enforceable in accordance with their respective terms.

          (e) Except for the Existing Defaults, no event has occurred and is continuing and no condition exists which would constitute an Event of Default or Potential Event of Default.

          (f) Except for: (i) the representation and warranty set forth in the first sentence of Section 4.4 of the Loan Agreement; (ii) the representations and warranties with respect to the matters disclosed on revised Schedule 4.3 (Capitalization), added Schedule 4.6 (Solvency), revised Schedule 4.10 (Subsidiaries), added Schedule 4.12 (Absence of Undisclosed Liabilities), added Schedule 4.14 (Tax Matters), added Schedule
     4.15 (Contracts), revised Schedule 4.16 (Absence of Charges) and revised
     Schedule 4.21 (Affiliate Transactions), attached to this Second Amendment; all representations and warranties of the Loan Parties in the Loan Agreement remain true and correct as of the date hereof as though originally made on and as of the date hereof and will be true and correct after giving effect to the amendments set forth in Section 5 hereof.

          (g) Each Loan Party represents that: (a) it has no intention to file or acquiesce in the filing of any bankruptcy or insolvency proceeding hereafter, absent Lender's approval of such proceeding; and (b) the period commencing on the Second Amendment Closing Date and ending on the Senior Termination Date is sufficient for such Loan Party to accomplish the commitments it has undertaken in this Second Amendment.

          (h) The Company represents and warrants that it is currently eligible to register the resale of the Warrant Shares and all Registrable Securities by Holder on a Registration Statement on Form S-3 under the Securities Act for the account of Holder (and not for or on behalf of the Company).

     9. Release and Indemnity.

          (a) Each Loan Party does hereby release and forever discharge Lender and each Affiliate thereof and each of their respective employees, officers, directors, partners, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Second Amendment is signed by any of such parties (i) arising directly or indirectly out of this Second Amendment, or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between each Loan Party and WMBCF or any of its respective directors, partners, officers, agents, employees, attorneys or other representatives.

          (b) Each Loan Party shall and hereby does indemnify each Lender and each Affiliate thereof and their respective directors, partners, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by any Loan Party of the proceeds of any extension of credit under this Second Amendment or any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or any of the other Senior Subordinated Loan Documents, and the Loan Parties shall reimburse each Lender and each Affiliate thereof and their respective directors, partners, officers, employees and agents, upon demand for any expenses (including legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, bad faith or willful misconduct of the Person to be indemnified or in connection with disputes exclusively between Lenders.

          (c) Without limiting any provision of this Second Amendment, it is the express intention of the parties hereto that each Person to be indemnified hereunder or thereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages: (i) arising out of or resulting from the sole ordinary or contributory negligence of such Person or (ii) imposed upon said party under any theory of strict liability. Without prejudice to the survival of any other obligations of the Loan Parties hereunder and under the other Senior Subordinated Loan Documents, the obligations of the Loan Parties under this Section 10 shall survive the termination of the Senior Subordinated Loan Documents and the payment of the Obligations.

     10. Miscellaneous.

          (a) Further Assurances. The Loan Parties shall, from time to time at the request of Lender, do all further acts and things as may in the opinion of Lender be necessary or advisable to effectuate the transaction and other matters contemplated hereby, including, without limitation, the modification of or amendment to any other agreements, certificates or instruments to which the Loan Parties are a party.

          (b) Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall be in accordance with Section 8.6 of the Loan Agreement.

          (c) Joint and Several Liability. Except as specifically set forth herein, the liability of each Loan Party under this Second Amendment and the other agreements in general shall be joint and several, and each reference herein to the Loan Parties shall be deemed to refer to each such Loan Party. In furtherance and not in limitation of Lender's rights and remedies hereunder or at law, Lender may proceed under this Agreement and the other agreements against any one or more of the Loan Parties in their absolute and sole discretion for any of the obligations of the Loan Parties or any other liability or obligation of the Loan Parties arising hereunder.

          (d) Survival. All representations, warranties, covenants, indemnifications, consents and agreements of the Loan Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Second Amendment, the making of the term loans hereunder and the issuance of the Second Amendment Senior Subordinated Secured Notes and, except as set forth otherwise herein, shall remain in effect through the date that all amounts due hereunder are paid to Lender.

          (e) Entire Agreement. This Second Amendment and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties hereto with respect to the subject matter hereof. The provisions of this Second Amendment may be modified, amended or waived, but only by a written instrument signed by the Loan Parties and Persons with at least fifty percent (50%) interest in and rights under the Senior Subordinated Note at the time such modifications, amendments or waivers are taken.

          (f) Counterparts. This Second Amendment may be executed in any number of counterparts and by any party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

          (g) Captions. Section captions used in this Second Amendment are for convenience only, and shall not affect the construction of this Second Amendment.

          (h) No Further Amendments. Except as specifically amended hereby, the terms and provisions of the Loan Agreement shall remain in full force and effect.

                [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Senior Subordinated Loan Documents to be executed and delivered by their duly authorized officers as of the day and year first above written.

                               WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P.

                               By: William Blair Mezzanine Capital Partners III,
                                   L.L.C., its general partner

                                   By: /s/ Terrance M. Shipp
                                      ------------------------------------------
                                   Name: Terrance M Shipp
                                        ----------------------------------------
                                   Title: Managing Director
                                         ---------------------------------------

                           COUNTERPART SIGNATURE PAGE

             SECOND AMENDMENT TO SENIOR SUBORDINATED LOAN DOCUMENTS



                               Emilie D. Wierda Living Trust dated 3/1/94

                               By: /s/ Greg Bego
                                   ---------------------------------------------
                               Name: Greg Bego
                                     -------------------------------------------
                               Title: Trustee
                                     -------------------------------------------



                               /s/ William Beckman
                               -------------------------------------------------
                               William Beckman



                               /s/ Thomas Wallace
                               -------------------------------------------------
                               Thomas Wallace



                               Craig Wierda Grantor Retained Annuity Trust, dated January 31, 1994

                               By: /s/ Greg Bego
                                   ---------------------------------------------
                                   Greg Bego, Trustee


                               Emilie Wierda Grantor Retained Annuity Trust, dated January 31, 1994

                               By: /s/ Greg Bego
                                   ---------------------------------------------
                                   Greg Bego, Trustee

                           COUNTERPART SIGNATURE PAGE

             SECOND AMENDMENT TO SENIOR SUBORDINATED LOAN DOCUMENTS



                               CLARION TECHNOLOGIES, INC.


                               By: /s/ William Beckman
                                   ---------------------------------------------
                                   William Beckman, President



                               CLARION PLASTICS TECHNOLOGIES, INC.



                               By: /s/ William Beckman
                                   ---------------------------------------------
                                   William Beckman, President



                               CLARION REAL ESTATE, L.L.C.



                               By: /s/ William Beckman
                                   ---------------------------------------------
                                   William Beckman, President



                               DOUBLE "J" MOLDING, INC



                               By: /s/ William Beckman
                                   ---------------------------------------------
                                   William Beckman, President



                               CLARION-DRAKE ACQUISITION, INC.



                               By: /s/ William Beckman
                                   ---------------------------------------------
                                   William Beckman, President

                               MITO PLASTICS, INC.



                               By: /s/ William Beckman
                                   ---------------------------------------------
                                   William Beckman, President



                               WAMAR PRODUCTS, INC.



                               By: /s/ William Beckman
                                   ---------------------------------------------
                                   William Beckman, President



                               WAMAR TOOL & MACHINE CO.



                               By: /s/ William Beckman
                                   ---------------------------------------------
                                   William Beckman, President